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                                                                  EXHIBIT 23.1
DELOITTE &
    TOUCHE
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                                 50 Fremont Street    Telephone: (415) 247-4000
                                 San Francisco, California 94105-2230 Facsimile
                                                                 (415) 247-4329









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Longs Drug Stores Corporation on Form S-8 of our reports dated February 25, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Longs Drug Stores Corporation for the fiscal year ended January 27, 1994.


/s/ Deloitte & Touche


August 5, 1994





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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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